SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement.

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials.

☐ Soliciting Material Pursuant to Sec. 240.14a-12.

OPPENHEIMER ROCHESTER® MINNESOTA MUNICIPAL FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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[Oppenheimer Funds logo] Oppenheimer Rochester Minnesota Municipal Fund 6803 South Tucson Way Centennial, Colorado 80112 oppenheimerfunds.com

August 7, 2018

Please Vote on the Proposed Change to the Fundamental Investment Policy

Dear Valued Shareholder:

According to our records, you have not yet voted on the proposed change to the Fund’s fundamental investment policy that will enable the Fund to transition from a Minnesota municipal bond fund to a national municipal bond fund. If you no longer have the Proxy Statement we mailed, you can review it online at proxyonline.com/docs/OppRochesterMN.pdf. Shareholders can also vote in person at a special meeting to be held on August 24, 2018.

The Board believes transitioning the Fund to a national municipal bond fund will appeal to a larger national investor base, potentially growing assets under management. Increasing the Fund’s assets is expected to provide shareholders with an opportunity to achieve lower fund expenses through economies of scale and management fee breakpoints.

If you vote now, you’ll ensure your shares are represented and we won’t have to contact you further on this issue.

Voting is fast and easy using one of the options below:

•	Visit the website on the enclosed proxy card and enter your control number.
•	Call (866) 796-7172 Extension 12 to vote with a representative.
•	Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you have any questions about this proposal, contact your financial advisor or AST Fund Solutions at (866) 796-7172 Extension 12.

Thank you in advance for your participation.

[Oppenheimer Funds logo] Oppenheimer Rochester Minnesota Municipal Fund 6803 South Tucson Way Centennial, Colorado 80112 oppenheimerfunds.com

August 7, 2018

Please Vote on the Proposed Change to the Fundamental Investment Policy

Dear Valued Shareholder:

According to our records, you have not yet voted on the proposed change to the Fund’s fundamental investment policy that will enable the Fund to transition from a Minnesota municipal bond fund to a national municipal bond fund. If you no longer have the Proxy Statement we mailed, you can review it online at proxyonline.com/docs/OppRochesterMN.pdf. Shareholders can also vote in person at a special meeting to be held on August 24, 2018.

The Board believes transitioning the Fund to a national municipal bond fund will appeal to a larger national investor base, potentially growing assets under management. Increasing the Fund’s assets is expected to provide shareholders with an opportunity to achieve lower fund expenses through economies of scale and management fee breakpoints.

If you vote now, you’ll ensure your shares are represented and we won’t have to contact you further on this issue.

Voting is fast and easy using one of the options below:

•	Visit the website on the enclosed proxy card and enter your control number.
•	Call (866) 796-7172 to vote with a representative.
•	Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you have any questions about this proposal, contact your financial advisor or AST Fund Solutions at (866) 796-7172.

Thank you in advance for your participation.